UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On December 31, 2012, Northwest Property Holdings, LLC (the “Northwest Purchaser”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), acquired (the “Northwest Acquisition”) from First Commercial Bank (the “Northwest Seller”), pursuant to that certain Purchase and Sale Agreement between the Northwest Seller and AdCare Property Holdings, LLC, a wholly owned subsidiary of the Company, dated as of May 5, 2011, and as subsequently amended, certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the Northwest Nursing Center, a skilled nursing facility located in Oklahoma City, Oklahoma (the “Northwest Facility”), for an aggregate purchase price of $3,000,000.  The purchase price was partially financed with the proceeds from financing with the Northwest Seller as discussed in Item 2.03 of this Current Report on Form 8-K.

The Northwest Acquisition does not constitute a business acquisition at the significance level which would require the filing of financial statements as contemplated by Rule 8-04 of Regulation S-X.

Item 2.03                                           Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Northwest Acquisition, the Northwest Purchaser issued a promissory note in favor of the Northwest Seller for an aggregate principal amount of $1,501,500 (the “Note”).  The Note is secured by a first priority lien on the Northwest Facility.  The proceeds of the Note were used to fund part of the purchase price of the Northwest Acquisition.

The Note matures on December 31, 2017.  Interest on the Note accrues on the principal balance thereof at an annual rate equal to the prime interest rate (but in no event shall the interest rate be less than 5.00% per annum), and payments for the interest are payable monthly, commencing on January 31, 2013.  The entire outstanding principal balance of the Note, together with all accrued but unpaid interest thereon, is payable on December 31, 2017.  The Note is secured by a first mortgage on the real property and improvements constituting the Northwest Facility, a first priority security interest on all furnishings, fixtures and equipment associated with the Northwest Facility and an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Northwest Facility.  The Company and certain subsidiaries of the Company have also unconditionally guaranteed all amounts owing under the Note.

In connection with the issuance of the Note, the Northwest Seller also entered into security agreements, guarantees, operations transfer agreements and assignments of rents and leases each containing customary terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer